Exhibit 99.1

November 6, 2024

Sonnet BioTherapeutics Announces Pricing of $5.0 Million Underwritten Public Offering Priced At-The-Market Under Nasdaq Rules

PRINCETON, NJ, Nov. 06, 2024 (GLOBE NEWSWIRE) -- Sonnet BioTherapeutics Holdings, Inc. (the “Company” or “Sonnet”) (NASDAQ: SONN), a clinical-stage company developing innovative targeted immunotherapeutic drugs, today announced the pricing of an underwritten public offering of 1,111,111 shares of common stock (or pre-funded warrants to purchase shares of common stock in lieu of shares of common stock) and common warrants to purchase up to an aggregate of 2,222,222 shares of common stock. Each share of common stock (or pre-funded warrant in lieu thereof) is being sold together with one common warrant at a combined offering price of $4.50, priced at-the-market under the rules of the Nasdaq Stock Market, for total gross proceeds of approximately $5.0 million, before underwriting discounts and commissions and offering expenses payable by Sonnet. Each common warrant is exercisable for two shares of common stock at an exercise price of $4.50 per share for a period of five years from the date of issuance. The offering is expected to close on or about November 7, 2024, subject to the satisfaction or waiver of customary closing conditions.

Chardan is acting as the underwriter in connection with the offering.

Sonnet anticipates using the net proceeds from the offering for research and development, including clinical trials, working capital, the repayment of all or a portion of Sonnet’s liabilities, and general corporate purposes.

The securities will be offered pursuant to a registration statement on Form S-1, as amended (File No. 333-282850), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 6, 2024. The offering is being made solely by means of a prospectus. A preliminary prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus and, when available, copies of the final prospectus relating to this offering can be obtained at the SEC’s website at www.sec.gov or from Chardan Capital Markets, LLC, 17 State Street, Suite 2130, New York, New York 10004, at (646) 465-9000, or by email at prospectus@chardan.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Sonnet

Sonnet is an oncology-focused biotechnology company with a proprietary platform for developing targeted biologic drugs with single or bifunctional action. Known as FHAB (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. Sonnet’s FHAB was designed to specifically target tumor and lymphatic tissue, with an improved therapeutic window for optimizing the safety and efficacy of immune modulating biologic drugs. FHAB platform is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies and vaccines.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the underwritten public offering, the amount and anticipated use of proceeds from the offering, the outcome of the Company’s clinical trials, the Company’s cash runway, the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include market conditions and the satisfaction of customary closing conditions related to the offering and those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

JTC Team, LLC

Jenene Thomas 908-824-0775

SONN@jtcir.com

Released November 6, 2024

Source: Sonnet BioTherapeutics Holdings, Inc.